                                                                    Exhibit 99.1

                                 [AVANIR LOGO]

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
                 Contact:       At AVANIR Pharmaceuticals:
                                Patrice Saxon, Investor Relations
                                858-622-5202
                                psaxon@avanir.com


                         AVANIR PHARMACEUTICALS REPORTS
                    FIRST QUARTER OF FISCAL YEAR 2005 RESULTS

         San Diego, February 10, 2005 - AVANIR Pharmaceuticals (AMEX: AVN) today reported financial results for the first quarter of fiscal 2005, ended December 31, 2004. AVANIR reported a net loss for the first quarter of fiscal 2005 of $7.1 million, or $0.07 per share, compared to $6.3 million, or $0.09 per share, for the same period a year ago. In the first quarter of fiscal 2005, AVANIR continued the clinical development of Neurodex for the treatment of pseudobulbar affect and diabetic neuropathic pain, and AVP-13358 for the treatment of allergy and asthma, and pre-clinical development of potential treatments for atherosclerosis, inflammation and several infectious diseases. The Company's operating expenditures were partially offset by revenues earned from license agreements and government research grants.

         Total operating expenses for the first quarter of fiscal 2005 were $8.0 million, compared to $7.8 million in the same period a year ago. Expenditures on research and development (R&D) programs accounted for 63% and 68% of total operating expenses for the quarters ended December 31, 2004 and 2003, respectively. R&D expenses for the first quarter of fiscal 2005 amounted to $5.1 million, compared to $5.4 million for the same period a year ago.

         The first quarter of fiscal 2005 was highlighted by:

                  o Beginning the submission process for our new drug application (NDA) to the U.S. Food and Drug Administration (FDA) for Neurodex(TM) for the treatment of pseudobulbar affect. AVANIR is submitting the NDA on a "rolling" review basis, whereby the Company will submit the NDA in modules as they are completed. The FDA has indicated that Neurodex would qualify for a priority review when the submission is complete.

                  o Signing of an agreement with ACO HUD to manufacture and market docosanol 10% cream as a treatment for cold sores in Sweden, Norway, Denmark and Finland;

                                    - more -


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                  o        Publication of results of a Phase III clinical trial
                           of Neurodex for the treatment of pseudobulbar affect in patients with amyotrophic lateral sclerosis in Neurology;

                  o Presentation of results of a Phase II clinical study of Neurodex in patients with painful diabetic neuropathy at the 2004 annual meeting of the American Society of Regional Anesthesia and Pain Medicine
                           (ASRA); and

                  o Publication of an article profiling our orally active experimental drug for the treatment of allergy and asthma in the Journal of Medicinal Chemistry.

         A comparison of R&D spending by program is shown in the table that follows.

                    RESEARCH AND DEVELOPMENT PROGRAM EXPENSES

                                                                      FIRST FISCAL QUARTER ENDED
                                                                      --------------------------
                                                            DECEMBER 31, 2004              DECEMBER 31, 2003
                                                          ----------------------        -----------------------
                                                          AMOUNT         PERCENT        AMOUNT         PERCENT
                                                          ------         -------        ------         -------
                                                          (MILS.)                       (MILS.)


        Develop Neurodex for the treatment of PBA...      $ 2.0               40%       $ 1.8                33%

        Develop Neurodex for neuropathic pain.......        0.1                2%         0.6                11%

        Development program for allergy and asthma
        (IgE regulator).............................        0.7               14%         1.1                20%

        Preclinical atherosclerosis research                1.3               25%         0.2                 4%
        program ....................................

        Other preclinical research, including
        potential treatments for inflammation and
        infectious diseases ........................        1.0               19%         1.7                32%
                                                            ---             -----         ---                ---

            Total...................................       $5.1              100%        $5.4               100%
                                                           ====              ====        ====               ====

         Revenues of $888,000 for the first quarter of fiscal 2005 included $508,000 in revenues that the Company recognized from the sale of Abreva(R) royalty rights, $200,000 relating to the achievement of milestones under license agreements, and $161,000 from government research grants. Revenues in the first quarter of fiscal 2004 amounted to $1.5 million and included $770,000 from sales of the active ingredient docosanol to licensees, $536,000 in revenues recognized from the sale of Abreva(R) royalty rights, and $198,000 from government research grants.

BALANCE SHEET HIGHLIGHTS

         As of December 31, 2004, AVANIR had cash, cash equivalents, and investments in securities totaling $26.4 million, compared to $25.9 million as of September 30, 2004. Net working capital balance was $16.2 million, deferred revenue was $20.4 million and shareholders' equity was $10.2


                                    - more -
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million as of December 31, 2004. AVANIR completed a stock offering in December
2004, resulting in net proceeds of $7.0 million from the sale of Class A common stock.

CONFERENCE CALL AND WEBCAST

         Management will host a conference call with a simultaneous webcast on February 10, 2005 at 1:30 Pacific/4:30 Eastern to discuss first quarter of fiscal 2005 operating performance. The call/webcast will feature President and Chief Executive Officer Gerald J. Yakatan, Ph.D., and Vice President and Chief Financial Officer Gregory P. Hanson, CMA. The webcast will be available live via the Internet by accessing AVANIR's web site at www.avanir.com. Please go to the web site at least ten minutes early to register, download and install any necessary audio software. Replays of the webcast will be available for 90 days, and a phone replay will be available through February 17, 2005 by dialing 888-266-2081 and entering the passcode 648044.

THE COMPANY

         AVANIR Pharmaceuticals is a drug discovery and development company focused on treatments for chronic diseases. Our product candidates address therapeutic markets that include central nervous system and cardiovascular disorders, inflammation, and infectious disease. The Company's first commercialized product, Abreva(R), is marketed in North America by GlaxoSmithKline Consumer Healthcare and is the leading over-the-counter product for the treatment of cold sores. Further information about AVANIR can be found at www.avanir.com.


Except for the historical information presented herein, matters discussed in this press release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words like "estimate," "anticipate," "believe," "intend," "plan," or "expect" or similar statements are forward-looking statements. In regard to financial projections, risks and uncertainties include risks associated with milestones and royalties earned from licensees, and results of clinical trials or product development efforts, as well as risks shown in the Company's Annual Report on Form 10-K and from time-to-time in other publicly available information regarding the Company. Copies of such information are available from AVANIR upon request. Such publicly available information sets forth many risks and uncertainties related to AVANIR's business and technology. The company disclaims any intent or obligation to update these forward-looking statements.


                              - tables to follow -

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                             AVANIR PHARMACEUTICALS
             SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                                                             THREE MONTHS ENDED DECEMBER 31,
                                                            ------------------------------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:                    2004                          2003
                                                          ------------                ---------------

Revenues                                                 $     888,365                $    1,509,645
Operating expenses
   Research and development                                  5,054,241                     5,366,369
   General and administrative                                1,852,175                     1,405,210
   Sales and marketing                                       1,098,828                       858,511
   Cost of product sales                                         3,102                       210,090
                                                           ------------               --------------
        Total operating expenses                             8,008,346                     7,840,180
                                                           ------------               --------------
Loss from operations                                        (7,119,981)                   (6,330,535)
   Interest income                                             121,832                        55,542
   Interest expense                                            (21,621)                      (10,808)
   Other income (expense), net                                 (66,921)                        7,647
                                                           ------------               --------------
Loss before income taxes                                    (7,086,691)                   (6,278,154)
    Provision for income taxes                                  (1,898)                       (2,058)
                                                           ------------               --------------
Net loss                                                   $(7,088,589)              $    (6,280,212)
                                                           ------------               --------------
Net loss per share:
     Basic and diluted                                     $     (0.07)              $         (0.09)
                                                           ------------               --------------
Weighted average number of common shares outstanding:
     Basic and diluted                                      95,851,957                    67,804,604
                                                           ------------               --------------

CONSOLIDATED BALANCE SHEET DATA:                       DECEMBER 31, 2004            SEPTEMBER 30, 2004
--------------------------------                       -----------------            ------------------

Cash and cash equivalents                                   $ 14,615,394                  $ 13,494,083
Short-term, long-term and restricted
investments in securities                                     11,735,034                    12,412,446
                                                       -----------------            ------------------
    Total cash and investments                              $ 26,350,428                  $ 25,906,529
                                                       -----------------            ------------------
Net working capital                                         $ 16,246,326                  $ 16,653,621
Total assets                                                $ 37,173,977                  $ 37,403,953
Deferred revenue                                            $ 20,400,786                  $ 21,009,115
Total liabilities                                           $ 26,966,081                  $ 27,206,694
Shareholders' equity                                        $ 10,207,896                  $ 10,197,259